                                                                   Exhibit 10.19

                                 SHELDAHL, INC.

                            NOTE PURCHASE AGREEMENT



                          Dated as of August 31, 1995


TO NORTHERN LIFE INSURANCE COMPANY:


Dear Sirs:

     The undersigned, Sheldahl, Inc., a Minnesota corporation (herein called the "Company"), hereby confirms its agreements set forth below with Northern Life Insurance Company (herein called the "Purchaser"). Reference is made to paragraph 15 hereof for definitions of capitalized terms used herein and not otherwise defined.

     1.  Purchase and Sale of Notes.

     (a) The Notes. Subject to the terms and conditions herein, the Company will sell to the Purchaser on such date on or prior to September 1, 1995, as may be fixed by the Purchaser on at least three days' prior written notice to the Company, or as may be mutually agreed upon with the Purchaser (the date of sale being herein called the "Closing Date"), and the Purchaser will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in substitution therefor, are herein collectively called the "Notes" and individually a "Note"), in the principal amount of $5,700,000, dated the Closing Date. The principal amount of and interest on the Notes shall be due in eighty-three (83) consecutive, combined monthly installments of principal and interest (at the rate hereinafter set forth), each in an aggregate amount equal to $52,293.16, payable on the first day of each month, commencing October 1, 1995 (each such installment to be applied first to the payment of accrued interest on the unpaid principal amount of the Notes and the remainder to be applied to principal), with a final installment on September 1, 2002, in an amount equal to the unpaid principal amount of the Notes, plus accrued interest thereon. The Notes shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 8.32% per annum (provided that solely for the purposes of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and 12 30-day months), subject to adjustment as set forth in paragraph 1(b). The Notes shall be subject to optional prepayment as hereinafter provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A hereto.

     (b) Adjustment of Interest Rate. The interest rate on the Notes shall be reduced by .25% upon satisfaction of all of the following conditions:

         (i)   The Company is rated NAIC 2 or higher;

         (ii) the Company raises at least $10,000,000 of Net Equity Proceeds after the Closing Date; and

         (iii) on or prior to December 31, 1999, the Company's Net Income for the period from January 1, 1995 to the date of determination, determined on a cumulative basis, exceeds 80% of the projected Net Income of the Company for such period, determined on a cumulative basis, as set forth in the projections dated January 31, 1995 delivered to the Purchaser and attached hereto as Exhibit B.

Any such interest rate adjustment shall become effective as of the first principal and interest payment date occurring after the satisfaction of all of the foregoing conditions. The aggregate amount of each remaining combined monthly installment of principal and interest shall be recalculated accordingly to provide for the payment of all principal of and interest on the Notes in level monthly installments, with the final installment on September 1, 2002.
The Company and the holders of the Notes shall execute an addendum to each outstanding Note or, at the request of the holder of any Note, the Company shall issue a new Note in exchange for the Notes held by such noteholder, reflecting the principal and interest payable on the Notes following adjustment of the interest rate.

     (c) Security. Payment of the Notes shall be secured by a deed of trust, in substantially the form of Exhibit C hereto (the "Deed of Trust"), subject to no other liens or encumbrances other than Permitted Encumbrances (as defined in the Deed of Trust), on the real property described in Exhibit D hereto, together with all improvements now or hereafter located thereon (the "Mortgaged Property").

     (d) Late Payments. Any payment of principal or (to the extent permitted by applicable law) interest on the Notes not paid within ten (10) days after the date when such payment was due, whether by regular installment, upon prepayment, by acceleration, at maturity or otherwise, shall thereafter bear interest at a rate per annum equal to the greater of (i) 2% in excess of the rate then applicable to the Notes or (ii) the prime rate as publicly announced by Norwest Bank Minnesota, National Association, provided that in no event shall such rate exceed the maximum rate permitted by applicable law.

     (e) Manner of Payment. The Purchaser will pay the purchase price of the Notes by wire transfer of immediately available Federal funds to such accounts as shall be specified by the Company, or in such other funds or in such other manner as may be mutually agreed upon by the Purchasers and the Company, against delivery to the Purchasers of the Notes.

     (f) Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding business day.

     2.   Prepayments of the Notes.

     (a) Voluntary Prepayments With Premium. The Company may, at its option, on any interest payment date, prepay the Notes in whole or in part (but if in part only in the aggregate amount of $100,000 or integral multiples thereof), upon 30 days' prior written notice to the holders of the Notes, and upon payment of a prepayment premium equal to the excess, if any, of (i) the amount equal to the present value of all installments of principal and interest which are avoided by such prepayment, determined by discounting such payments of principal and interest at a rate per annum equal to .50% plus the Treasury Yield Percentage, over (ii) the principal amount to be prepaid. In no event shall such prepayment premium be less than zero.

     (b) Manner of Effecting Voluntary Prepayment. In the event the Company shall give notice of any prepayment in accordance with paragraph 2(a) above, such notice shall specify the principal amount of the Notes to be prepaid and the date of proposed prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date and together with the applicable premium, if any, shall become due and payable on the prepayment date. In the event any prepayment shall be less than the entire unpaid principal amount of the Notes, the amount of such prepayment shall be applied pro rata on all Notes on the last maturing required installment or installments of principal in inverse order of their maturity. The amount of all other remaining installments of principal and interest shall not be changed, but the portions of each installment applicable to principal and to interest shall be recalculated based upon the remaining unpaid principal amount of the Notes.

     (c) Mandatory Prepayment. The Notes are subject to mandatory prepayment at par (plus all accrued and unpaid interest) in accordance with paragraphs 9 and 10 of this Agreement, as applicable, subject to the terms and conditions set forth therein.

     3. Representations and Warranties. The Company represents and warrants to the Purchaser as follows:

     (a) Corporate Organization. The Company and its Subsidiaries are corporations organized and existing and in good standing under the laws of the States of their incorporation, and are duly qualified to do business and are in good standing under the laws of each State where the nature of the business done or property owned require such qualification. The Company is organized under the laws of the State of Minnesota. Exhibit E hereto correctly sets forth the name of each Subsidiary, its state of incorporation and the percentage of the outstanding capital stock of such Subsidiary owned by the Company or another Subsidiary. Except as set forth on Exhibits E and G, the Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any other corporation.

     (b) Conflicting Agreements and Other Matters. Neither the execution and delivery by the Company of this Agreement, the Notes and the Deed of Trust, nor the performance or observance by the Company or any Subsidiary of any of the terms or conditions of this Agreement, the Notes or the Deed of Trust, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Articles of Incorporation or Bylaws of the Company or any Subsidiary, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law rule or regulation to which the Company or any Subsidiary is subject, or (ii) require any registration or filing with, or any consent or approval of, any Federal, state or local governmental agency or authority.

     (c) Due Authorization. The execution and delivery of this Agreement, and of the Notes and of the Deed of Trust have been duly authorized by all necessary corporate action of the Company and its Subsidiaries.

     (d) Legal Proceedings. There are no actions, suits, or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company or any of its Subsidiaries, would have a materially adverse effect upon the Company or any of its Subsidiaries or upon the business or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any order of any court or governmental agency.

     (e) Financial Statements. The Company has furnished to the Purchaser a consolidated balance sheet, statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the fiscal year ended September 2, 1994, certified by Arthur Andersen LLP, independent certified public accountants, and unaudited consolidated balance sheets, statements of income and retained earnings and statements of cash flows of the Company and its Subsidiaries for the nine months ended June 2, 1995. Said financial statements fairly present the financial condition of the Company and its Subsidiaries at the date(s) thereof and the results of operations of the Company and its Subsidiaries for the period(s) indicated, all in conformity with generally accepted accounting principles consistently followed through the period(s) involved. There have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries since the latest balance sheet referred to.

     (f) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property they purport to own, including (except as they have been affected by transactions in the ordinary course of business) all properties and assets reflected in the most recent balance sheet referred to in paragraph 3(e) hereof. In the case of property used in their trades or businesses but not owned by them, the Company and its Subsidiaries have a valid, binding and enforceable right to use such property pursuant to a written lease, license or other agreement. All of the assets of the Company and its Subsidiaries are free and clear of all mortgages, liens, pledges, charges and encumbrances (other than liens permitted by paragraph 5(i) hereof).

     (g) Securities Matters. Neither the Company nor any of its Subsidiaries nor any agent acting on the behalf of the Company or any of its Subsidiaries has offered the Notes, or any part thereof, or any similar obligation for sale to, or solicited any offers to buy such Notes, or any part thereof, or any similar obligation from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, and neither the Company nor any of its Subsidiaries will sell or offer for sale any note or any similar obligation of the Company or any Subsidiary to, or solicit any offer to buy any similar obligation of the Company or any Subsidiary from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     (h) Licenses and Permits. The Company and its Subsidiaries have procured and are now in possession of all material licenses or permits required by federal, state or local laws for the operation of the business of the Company and its Subsidiaries in each jurisdiction wherein the Company or any Subsidiary is now conducting or proposes to conduct business.

     (i) No Defaults on Indebtedness. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest on any indebtedness for borrowed money nor is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the passing of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     (j) Tax Returns. The Company and its Subsidiaries have filed all federal and state income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due. The federal income tax returns of the Company have been finally determined by the Internal Revenue Service to be satisfactory (or have been closed by the applicable statute of limitations) for all years prior to and including the year ended 1988. No claims have been asserted against the Company in respect of Federal income tax returns for any subsequent year.

     (k) No Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock and none of the proceeds received by the Company or any Subsidiary from the sale of the Notes will be used for the purpose of purchasing or carrying a Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase a Margin Stock or for any other purpose not permitted by Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System, as amended from time to time.

     (l) ERISA Matters. Each Plan of the Company and each ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA is being administered substantially in accordance with the documents and instruments governing such Plan, and such documents and instruments are consistent with those provisions of ERISA and the Internal Revenue Code which have become effective and operative with respect to such Plan as of the date of this Agreement. No such Plan has incurred any material accumulated funding deficiency within the meaning of Section 302 of ERISA (whether or not waived), and neither the Company nor any ERISA Affiliate has incurred any material liability (including any material contingent liability) to the PBGC in connection with any such Plan. No such Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code and the issuance and sale of the Notes as contemplated hereby will not constitute a "prohibited transaction". No such Plan nor any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA with respect to any such Plan. Neither the Company nor any ERISA Affiliate contributes to or has any employees who are covered by any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and neither the Company nor any ERISA Affiliate has incurred any withdrawal liability with respect to any such multiemployer plan.

     (m) Brokers and Finders. Neither the Company, any agent acting on its behalf nor any person controlling, controlled by or under common control with the Company has taken any action the effect of which would be to cause the Purchaser to be liable for any broker's, finder's or agent's fee or commission in connection with the placement of the Notes or any other transactions contemplated by this Agreement. The Company has retained United Mortgage Company as its agent for placement of the Notes and is solely responsible for any fees and expenses payable to such agent.

     (n) Use of Proceeds. The Company will use the proceeds of the Notes to repay the existing Deed of Trust loan used to pay a portion of the costs associated with construction of the Mortgaged Property and for general corporate purposes.

     (o) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (p) Full Disclosure. Neither this Agreement, the financial statements referred to in paragraph 3(e) hereof, nor any other document, certificate or instrument delivered to the Purchaser on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     4. Affirmative Covenants. The Company covenants and agrees that, so long as any amount shall remain unpaid on any of the Notes, it will:

     (a) Payment. Duly and punctually pay or cause to be paid the principal of and interest on the Notes and will duly and punctually perform or cause to be performed all things on its part or on the part of any Subsidiary to be done or performed under this Agreement and the Deed of Trust.

     (b) Maintenance of Books and Records. At all times keep and cause each Subsidiary to keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (c) Inspection of Books and Records. At all reasonable times and upon reasonable notice permit and cause each Subsidiary to permit Washington Square Capital, Inc. ("WSC"), as representative of the holders of the Notes, at the expense of the holders of the Notes, to inspect its books and records and to make extracts therefrom and to inspect its properties and operations; provided, however, that if an Event of Default occurs and is continuing, the Company shall pay all fees and expenses of WSC in connection with such examination of its and its Subsidiaries' books and records.

     (d) Financial Information. From time to time furnish and cause each Subsidiary to furnish the holders of the Notes with such information and statements as the holders of the Notes may reasonably request concerning performance by it of the covenants and agreements contained in this Agreement and the Deed of Trust, and with copies of all financial statements and reports that it shall send or make available to its stockholders; and in the event that written notice of the occurrence of an Event of Default shall have been given to the Company, and the Company shall have notified the holders of the Notes that such Event of Default has been corrected, the Company shall, upon request of the holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding, for the purpose of showing that such Event of Default has been corrected, furnish to the holders of the Notes a signed copy of an audit report or, if such matter may be covered in a special report, a special report prepared and certified by an independent certified public accountant selected by the Company and satisfactory to the holders of the Notes, confirming that such Event of Default has been corrected. All expenses incurred in connection with such report shall be borne by the Company. Nothing in this paragraph 4(d), however, shall diminish, defer, postpone or otherwise limit the right of the holders of the Notes to take any action permitted by paragraph 7 hereof.

     (e) Quarterly Financial Statements. Furnish to the holders of the Notes, within 45 days after the close of each of the first three quarterly fiscal periods in each fiscal year of the Company and its Subsidiaries, consolidated balance sheets and consolidated statements of income and retained earnings and consolidated statements of cash flows reflecting the financial condition of the Company and its Subsidiaries at the end of each such quarterly period and the results of operations during such period in accordance with generally accepted accounting principles, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

     (f) Annual Financial Statements. Furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of the Company, signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by Arthur Andersen LLP or another firm of independent certified public accountants of national standing selected by the Company and reasonably satisfactory to the holders of the Notes, which report shall include a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and consolidated statements of income and retained earnings of the Company and its Subsidiaries and consolidated statements of cash flows of the Company and its Subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, which report shall be accompanied by a statement by such accounting firm certifying that in making the examination upon which such report was based, no information came to its attention which to its knowledge indicated a default under this Agreement had occurred or specifying any such default.

     (g) Financial Certification. At the time of the delivery to the holders of the Notes of the reports referred to in paragraphs 4(e) and 4(f) hereof, deliver to the holders of the Notes a certificate signed by its chief financial officer, certifying that he has reviewed the provisions of this Agreement and stating, in his opinion, if such be the fact, that the Company and its Subsidiaries have not been and are not in default as to any of the provisions contained in this Agreement, or, in the event the Company or any Subsidiary is or was in default, setting forth the details of such default. Such certificate shall set forth the computations upon which such officer based the conclusion that the Company and its Subsidiaries are and have been in compliance with paragraphs 4(o), (p), (q) and (r), and 5(a), (b), (c), (e), (i), (j) and (k) hereof.

     (h) Copies of Management Letters, Etc. Furnish to the holders of the Notes, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company, if any, by independent certified public accountants in connection with each annual audit and any interim audit, if any, of the accounts of the Company or any of its Subsidiaries.

     (i) Copies of Regulatory Reports. Furnish to the holders of the Notes, within fifteen (15) days after transmittal or filing thereof by the Company, copies of all proxy statements, notices and reports as it shall send to its stockholders, copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission or any other regulatory agency, other than routine reports filed with respect to employee benefit plans (excepting those annual reports with respect to each such plan requested by the holders of the Notes in writing pursuant to paragraph 4(v) hereof).

     (j) Corporate Existence. Maintain and cause each Subsidiary to maintain its corporate existence in good standing (except that the corporate existence of any Subsidiary may be terminated pursuant to a merger or consolidation permitted under paragraph 5(f) of this Agreement), maintain all licenses and permits necessary for the conduct of their business and comply with all applicable laws, rules and regulations of the United States and of each state thereof and of each political subdivision thereof and of any and all other governmental authorities.

     (k) Payment of Taxes and Claims. Pay and cause each Subsidiary to pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed on the Company, any Subsidiary or upon the property of the Company or any Subsidiary, (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien or charge upon any property of the Company or any Subsidiary; and (c) all claims, assessments or levies required to be paid by the Company or any Subsidiary pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan of the Company or any Subsidiary; provided, however, that the Company or such Subsidiary shall have the right to contest in good faith, by appropriate proceedings promptly initiated and diligently conducted which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, the validity, amount or imposition of any of the foregoing and upon such good faith contest to delay or refuse payment thereof, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor and if such claim would not have a material adverse effect on the Company or its Subsidiaries.

     (l) Maintenance of Properties. Maintain and cause each Subsidiary to maintain and keep its properties in good repair, working order and condition (subject to normal wear and tear and other customary exceptions), and from time to time make all needful and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (m) Insurance. In addition to the insurance required to be maintained under paragraph 8 hereof, maintain and cause each Subsidiary to maintain, in insurance companies of recognized standing, insurance of types and in amounts as may be consistent with sound business practices.

     (n) Remuneration. Pay and cause each Subsidiary to pay compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services, to any of its officers, directors, employees or stockholders only in amounts which are not in excess of reasonable compensation paid for similar services by similar businesses.

     (o) Minimum Consolidated Tangible Net Worth. Maintain during each period designated below Consolidated Tangible Net Worth, calculated as at the end of each fiscal month of the Company, at or above the level set forth opposite each such period:

Fiscal Year                      Minimum Consolidated Tangible
-----------                      -----------------------------
                                           Net Worth
                                           ---------
==============================================================
1995                                      35,500,000
==============================================================
1996                                      39,500,000
==============================================================
1997                                      44,500,000
==============================================================
1998 and thereafter                       50,500,000
==============================================================

provided, however, that each amount specified in the right hand column above shall be increased by the aggregate of all increases in the Company's Consolidated Tangible Net Worth resulting from Net Equity Proceeds.

     (p) Maximum Consolidated Debt to Consolidated Tangible Net Worth Ratio. Maintain during each period designated below the ratio of Consolidated Debt to Consolidated Tangible Net Worth, calculated as at the end of each fiscal month of the Company, at not more than the ratio set forth below opposite each such period:


Fiscal Year                     Maximum Consolidated Debt to
-----------                     ----------------------------
                               Consolidated Tangible Net Worth
                               -------------------------------
==============================================================
1995                                    1.75 to 1.00
==============================================================
1996                                    1.70 to 1.00
==============================================================
1997                                    1.50 to 1.00
==============================================================
1998 and thereafter                     1.25 to 1.00
==============================================================

     (q) Minimum Consolidated Interest and Rent Coverage Ratio. Maintain at all times its Consolidated Interest and Rent Coverage Ratio, calculated as at the end of each fiscal quarter of the Company and based upon the previous four fiscal quarters (including such fiscal quarter), at not less than 1.5 to 1.0 in fiscal year 1995, and 2.0 to 1.0 in each fiscal year thereafter.

     (r) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain its Consolidated Fixed Charge Coverage Ratio, calculated as at the end of each fiscal quarter of the Company and based upon the cumulative Cash Flow available for Fixed Charges and cumulative Debt Service (including such fiscal quarter) at not less than 1.00 to 1.00.

     (s) Notice of Default. Give the holders of the Notes prompt notice in writing of any condition or event which constitutes an Event of Default under paragraph 7 hereof, or which, after notice or lapse of time, or both, would constitute such an Event of Default.

     (t) Exchange of Notes. At any time, upon written request of the holder of a Note and surrender of the Note for such purpose, issue new Notes in exchange therefor in such denominations of at least $250,000 as shall be specified by the holder of such Note, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit A, with appropriate insertions and variations, and bearing interest from the date to which interest has been paid on the Note surrendered. The Company will not charge the holders of the Notes for any costs or expenses incurred by the Company in connection with the issuance of any new Notes.

     (u) Maintenance of Deed of Trust. Take all action necessary in order to perfect and to protect and maintain the lien of the Deed of Trust.

     (v) Qualified Retirement Plans. Cause each Plan of the Company and any ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participant that is subject to the provisions of ERISA or the Internal Revenue Code and the documents and instruments governing each such Plan to be conformed to when necessary, and to be administered in a manner consistent with those provisions of ERISA or the Internal Revenue Code which may, from time to time, become effective and operative with respect to such Plans; if requested by the holders of the Notes in writing from time to time, furnish to the holders of the Notes a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA. The Company will not, and will not permit any ERISA Affiliate to (i) engage in any "prohibited transaction," (ii) incur any "accumulated funding deficiency," whether or not waived, (iii) terminate any Plan in a manner which could result in the imposition of a lien on any property of the Company or any ERISA Affiliate, or (iv) incur any withdrawal liability in connection with any "multiemployer plan."

     (w) Rule 144A. Upon the request of the holder of any Note, the Company will provide such holder such financial and other information as such holder may reasonably determine to be necessary to be delivered to a qualified institutional buyer in order to permit compliance with the information requirements of Rule 144A(d)(4) under the Securities Act of 1933, as amended, in connection with the resale of the Notes.

     5. Negative Covenants. The Company covenants and agrees that so long as any amount shall remain unpaid on the Notes, it will not and will not permit any Subsidiary to:

     (a) Limitation on Funded Debt. Create, assume, incur, guarantee or otherwise be or become liable for any Funded Debt other than (i) the Notes, (ii) Funded Debt outstanding pursuant to the Norwest Bank Agreement, and any extensions, renewals or replacements thereof in an aggregate principal amount not to exceed $35,000,000, (iii) other existing Funded Debt of the Company as set forth in Exhibit F hereto, provided that all such Funded Debt shall be repaid in accordance with its terms and the schedule set forth in Exhibit F with no extension, renewal or other modification, and (iv) Funded Debt of the Company incurred after the date hereof, provided that after giving effect to the incurrence of such Funded Debt and the application of the proceeds thereof, the aggregate unpaid principal amount of all Funded Debt of the Company does not exceed the Applicable Percentage of Total Capitalization.

     (b) Limitation on Subsidiary Debt. Permit its Subsidiaries to create, assume, incur, guarantee or otherwise become liable for any Debt, except for trade accounts payable arising in the ordinary course of business.

     (c) Permitted Investments. Purchase, or permit to exist investments in, stock or securities of, or make or permit to exist loans or advances to, or other investments in, or guarantee, endorse or otherwise become contingently liable for the obligations of any Person (including investments in or loans or advances to any corporation proposed to be acquired or created as a Subsidiary), except:

          (i) investments in direct obligations of the United States government maturing within one year from the date of issue thereof and repurchase agreements of commercial banks having capital stock and surplus aggregating not less than $100,000,000 to repurchase any such obligations within 90 days of the acquisition thereof;

          (ii) certificates of deposit issued by banks having capital and surplus aggregating not less than $100,000,000;

          (iii) commercial paper rated A-1 or A-2 or P-1 or P-2 by recognized rating services;

          (iv) if so permitted by law, savings deposits in national banks and federal savings and loan associations having capital stock and surplus aggregating not less than $100,000,000, provided that the aggregate of all such savings deposits at any one bank or savings and loan association shall not exceed $150,000 at any time;

          (v)    existing equity investments in Subsidiaries;

          (vi) travel and expense advances of the Company and its Subsidiaries to their respective officers and employees in the ordinary course of business;

          (vii) the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business;

          (viii) existing investments, guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit G hereto; and

          (ix) other loans, advances or investments not otherwise permitted by this paragraph 5(c) made after the Closing Date, provided that the aggregate amount of all such investments at any time outstanding shall not exceed 5% of Consolidated Tangible Net Worth.

     (d) Subordination of Claims. Subordinate or permit to be subordinated any claim against, or obligation of another person, firm or corporation held or owned by it to any other claim against, or obligation of, such other person, firm or corporation.

     (e) Sale of Assets. Sell, lease or otherwise dispose of all or any part of its assets, provided that (i) any Subsidiary may sell, lease or otherwise dispose of all or any part of its assets to the Company or other Subsidiary,
(ii) the Company and any Subsidiary may sell inventory in the ordinary course of business, (iii) the Company and any Subsidiary may sell or otherwise dispose of assets which are obsolete, worn out or no longer useful in the conduct of their respective businesses, and (iv) the Company and any Subsidiary may sell or otherwise dispose of assets provided that the aggregate book value of all such assets sold or otherwise disposed of in any fiscal year of the Company shall not exceed 5% of the consolidated total assets of the Company and its Subsidiaries as of the end of the immediately proceeding fiscal year.

     (f) Merger and Consolidation. Merge or consolidate with any corporation, provided that any Subsidiary may be merged or consolidated with the Company (if the Company is the surviving corporation) or with another Subsidiary. The Company shall not sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, the shares of any Subsidiary to any person other than another Subsidiary, provided, however, that the Company or any Subsidiary may sell, transfer or otherwise dispose of the shares of any Subsidiary if the book value of such sale, transfer or disposition would be permitted pursuant to clause (iv) of paragraph 5(e) hereof.

     (g) Maintenance of Present Business. Engage in any business, if as a result, when taken as a whole, the effect would be substantially to alter the nature of the business in which it is presently engaged, nor purchase or invest, directly or indirectly, in any substantial amount of assets or property other than assets or property useful and to be used in its business as presently conducted.

     (h) Transactions with Affiliates. Except on terms no less favorable to the Company than would be obtainable in a comparable arms' length transaction, purchase, acquire or lease any property from, or sell, transfer or lease any property to, loan or advance money to, or otherwise deal with (i) any director, officer or employee of the Company or any Subsidiary or (ii) any person who, directly or indirectly either individually or together with his spouse, his lineal descendants and ascendants and brothers and sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, beneficially owns 5% or more of the voting stock of the Company or (iii) any spouse, lineal descendant or ascendant, brother or sister, by blood, adoption or marriage, of any person listed in clause (i) or (ii) above, and spouses of such ascendants, descendants, brothers and sisters or (iv) any company in which any person described in clause (i), (ii) or (iii) above owns a 5% or greater equity interest.

     (i) Permitted Liens. Create, assume, or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind whether presently effective, springing, conditional or contingent (including any charge upon property purchased under conditional sales contracts, title retention agreements or other purchase money security interests or under leases which constitute Capitalized Lease Obligations) upon any of its property or assets, whether now owned or hereafter acquired, except liens securing the Notes, and:

          (i) presently existing liens described in Exhibit F securing existing indebtedness permitted by paragraph 5(a)(ii) and (iii) hereof;

          (ii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted in accordance with paragraph 4(k) hereof;

          (iii) other liens, charges, or encumbrances incidental to the conduct of its business or the ownership of its property which were not incurred in connection with borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of the business;

          (iv) liens imposed by law in favor of mechanics, repairmen, carriers or warehousemen for sums not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as required by generally accepted accounting principles shall been made therefor;

          (v) encumbrances in the nature of zoning restrictions, easements, and rights and restrictions on the use of real property, none of which materially impairs the use by the Company or any Subsidiary of the property subject thereto;

          (vi) liens existing on property at the time of its acquisition by the Company or any Subsidiary or on the property of any corporation at the time such corporation becomes a Subsidiary, and extensions, renewals or replacements of any of the foregoing; provided that the (a) incurrence of Debt secured by any such lien is not prohibited by any other covenant or limitation of this Agreement, and (b) such lien does not extend to any other property of the Company or its Subsidiaries; and

          (vii) liens securing Purchase Money Obligations or Capitalized Lease Obligations provided that (A) the Debt secured by any such lien does not exceed 100% of the cost of the property acquired subject thereto, (B) such liens shall not encumber any other property of the Company or its Subsidiaries other than the property acquired subject thereto, and (C) the incurrence of the Debt secured by any such lien is not prohibited by any other covenant or limitation of this Agreement.

     (j) Dividend Restrictions. Pay Dividends, except that any Subsidiary may pay Dividends to the Company or another Subsidiary.

     (k) Capital Expenditures. Expend or contract to expend Capital Expenditures in excess of (i) the Capital Expenditure Annual Limit during any fiscal year of the Company, or (ii) together with all Capital Expenditures from and after August 28, 1993, the Capital Expenditure Cumulative Limit.

     6. Conditions Precedent. The obligation of the Purchaser to purchase the Notes, as provided in paragraph 1 hereof, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions.

     (a) The representations and warranties contained in paragraph 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof, and there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; and the Company shall have delivered to the Purchaser a certificate signed by a responsible officer of the Company to such effects.

     (b) The Purchaser shall have received from Lindquist & Vennum, counsel for the Company, a favorable opinion in form and substance satisfactory to the Purchaser as to all matters specified in Exhibit H hereto and such other matters incident to the transaction herein contemplated as the Purchaser may reasonably request.

     (c) The Purchaser shall have received from its special counsel, Faegre & Benson, a favorable opinion in form and substance satisfactory to the Purchaser, as to such matters incident to the transaction herein contemplated as the Purchaser may reasonably request.

     (d) The Company shall have provided to the Purchaser a commitment by an insurer satisfactory to the Purchaser to issue a mortgagee's policy of title insurance on 1970 ALTA Loan Policy Form B in an amount not less than the aggregate principal amount of the Notes covering each parcel of Mortgaged Property, provided that such commitment or the latest endorsement thereof shall show the status of title to the Mortgaged Property as of the Closing Date, and provided further that in no event shall such commitment for title insurance (i) reflect any easements, restrictions, claims, encumbrances or title defects other than encumbrances permitted by paragraph 5(i), (ii) contain any proration or coinsurance clause which has the effect of reducing the actual amount of coverage as a result of the amount of coverage being less than the principal amount of the secured debt, or (iii) except from coverage of the policy any (A) lien, or right to a lien for services, labor or material furnished on or to the Mortgaged Property (regardless of whether such lien has been recorded prior to the date of issuance of the title insurance policy), (B) easements, restrictions or other encumbrances which a survey would show or (C) rights of parties in possession.

     (e) The Company shall have provided to the Purchaser a survey of the Mortgaged Property, including real estate owned in fee and all appurtenant easements, certified to the Purchaser within thirty days prior to the Closing Date by a surveyor or land engineer licensed in Colorado, showing the location of all points and lines referred to in the legal description, the location of any existing improvements in compliance with all set back requirements, and the location of all utilities and easements, which survey shall reflect no easements, restrictions, claims, encumbrances or title defects other than encumbrances permitted by paragraph 5(i).

     (f) The Company shall have provided to the Purchaser a Phase I environmental report for the Mortgaged Property prepared in accordance with ASTM standards by an environmental consultant reasonably acceptable to the Purchaser, which report shall disclose no recognized environmental conditions.

     (g) The Purchaser shall have received Uniform Commercial Code, tax and judgment lien searches against the Company and its Subsidiaries from the States of Minnesota and Colorado and every other state as the Purchaser may request, as of a date no more than fifteen days prior to the Closing Date, certified by a reporting service satisfactory to the Purchaser, and disclosing no security interests other than those permitted under paragraph 5(i) of this Agreement.

     (h) Neither the Company nor any Subsidiary shall have suffered a material adverse change in financial condition, nor shall there exist any material action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company nor any of its Subsidiaries.

     (i) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel and the Purchaser shall have received copies of all documents which the Purchaser may reasonably request.

     7.   Defaults.

     (a) Events of Default. Any one or more of the following shall constitute an Event of Default as such term is used herein:

          (i) default shall have been made in the punctual payment of the principal of, premium, if any, or any interest on any of the Notes when due, whether by regular installment, upon prepayment, by acceleration, at maturity or otherwise, and such default shall have continued for a period of ten (10) business days; or

          (ii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of any obligation or obligations of the Company in excess of $500,000 in the aggregate (or a trustee on behalf of such holder or holders) to cause, such obligation or obligations to become due prior to their stated maturity; or

          (iii) an order for relief shall be entered in any Federal Bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Company or any Subsidiary or all or any part of the property of the Company or any Subsidiary under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against the Company or any Subsidiary, such proceedings are dismissed or discharged within 60 days after they are instituted; or

          (iv) the Company or any Subsidiary shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Company or any Subsidiary or for any substantial portion of the assets of the Company or any Subsidiary and such appointment shall not be vacated within 60 days; or

          (v) default shall be made in the performance or observance of any other of the terms, covenants or conditions of this Agreement and such default shall continue for a period of thirty days after written notice thereof shall have been given by the holders of Notes to the Company; or

          (vi) final judgments or orders for the payment of money in excess of $300,000 in the aggregate shall be rendered against the Company or any Subsidiary and such judgments or orders shall remain unsatisfied, unstayed and unbonded for a period of 60 days after the date such judgments or orders are required to be paid; or

          (vii) there shall occur any Event of Default under the Deed of Trust;
                or

         (viii) if any representation or warranty contained in this Agreement or in any other document supplied to the holders of Notes by the Company in connection with this transaction proves to be false in any material respect as of the time this Agreement was made.

     (b) Acceleration of Maturities. When any Event of Default described in clause (i) of paragraph 7(a) has occurred and is continuing, any holder of a Note may, by notice to the Company, declare the entire principal and all interest accrued on the Notes held by such holder to be, and the Notes held by such holder shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In addition to and not in limitation of the foregoing, when any Event of Default described in clauses (i), (ii), (v), (vi), (vii) or
(viii) of said paragraph 7(a) has occurred and is continuing, the holder or holders of more than 50% of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in clauses (iii) or (iv) of paragraph 7(a) has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon any Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes then due and payable the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the premium specified in paragraph 2(a) hereof, if any, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of the Notes nor any delay or failure on the part of any holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     (c) Rescission of Acceleration. The provisions of paragraph 7(b) are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in clauses (i), (ii), (v),
(vi), (vii) or (viii) of paragraph 7(a), the holders of 68% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (i) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under paragraph 7(b)) shall have been duly paid; and

          (iii) each and every other Event of Default shall have been made good, cured or waived pursuant to paragraph 13(c);

and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

     8.   Insurance.

     (a) Risks to be Insured. In addition to the insurance required to be maintained under paragraph 4(m) of this Agreement, the Company will at its expense maintain with insurers satisfactory to the holders of Notes (i) insurance with respect to the Mortgaged Property against physical loss (including without limitation loss resulting from fire, lightning, wind and hail, sprinkler leakage, explosion and smoke), written on an "all risks" replacement cost basis, in amounts sufficient to prevent the holders of Notes or the Company from becoming a co-insurer of any partial loss under the applicable policies, (ii) public liability, including personal injury and property damage, insurance applicable to the Mortgaged Property in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with a combined single limit of not less than $3,000,000 per occurrence and $5,000,000 in the aggregate, (iii) appropriate workers' compensation insurance with respect to any work on or about the Mortgaged Property to the extent required by the law of the states in which the Mortgaged Property is located and to the extent necessary to protect the Company or the Purchaser against workers' compensation claims, (iv) at any time when the improvements portion of any parcel of Mortgaged Property is being constructed, repaired, replaced, rebuilt or restored, builder's risk insurance (in completed value nonreporting form) in an amount not less than the actual replacement value of such improvements, exclusive of foundations and excavations, (v) business interruption insurance covering a period not less than six months and (vi) such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar to the Mortgaged Property and located in the states in which the Mortgaged Property or the is located, or is reasonably requested by the holders of the Notes. The Company will comply with such other requirements as the holders of Notes may reasonably request for the protection by insurance of their interest. Such insurance shall be written by companies of nationally recognized financial standing legally qualified to issue insurance and reasonably acceptable to the holders of the Notes.

     (b) Policy Provisions. All insurance maintained by the Company pursuant to subparagraphs (a)(i), (a)(ii), (a)(iv), (a)(v) and (a)(vi) of this paragraph 8 shall (i) name the Company and the holders of Notes as insured, as their respective interests may appear, (ii) provide, except in the case of public liability insurance, that all insurance proceeds for losses of less than $250,000 shall be adjusted with and payable to the Company and that all insurance proceeds for losses of $250,000 or more shall be adjusted with the Company and the holders of Notes jointly, but shall be payable to the holders of Notes, (iii) include effective waivers by the insurer of all claims for insurance premiums against the holders of Notes, (iv) provide that any losses shall be payable notwithstanding (A) any act of negligence of the holders of Notes or the Company, (B) any foreclosure or other proceedings or notice of sale relating to the Mortgaged Property, or (C) any change in the title to or ownership of the Mortgaged Property, (v) provide that no cancellation thereof shall be effective until at least 30 days after receipt by the holders of Notes of written notice thereof, and (vi) be reasonably satisfactory to the holders of Notes in all other respects.

     (c) Delivery of Insurance Certificates. The Company will deliver to the holders of Notes certificates evidencing the existence of all insurance policies with respect to the Mortgaged Property which the Company is required to maintain or cause to be maintained pursuant to subparagraph (a) hereof together with evidence as to the payment of all premiums then due thereon.

     9.   Damage to or Destruction of Mortgaged Property.

     (a) Notice. In case of any material damage to or destruction of the Mortgaged Property or any part thereof, the Company will promptly give written notice thereof to the holders of Notes, generally describing the nature and extent of such damage or destruction.

     (b) Restoration. Except as otherwise provided in paragraph 9(d) hereof, in case of any damage to or destruction of the Mortgaged Property or any part thereof, the Company, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, at its expense, will promptly commence and complete the repair, replacement, rebuilding or restoration of the Mortgaged Property as nearly as possible to its value, condition and character, immediately prior to such damage or destruction, with such alterations and additions as may be made at the Company's election.

     (c) Application of Insurance Proceeds in the Event of Restoration. Except as otherwise provided in paragraph 9(d), all insurance proceeds received by or payable to the holders of Notes on account of any damage to or destruction of all or any part of the Mortgaged Property (less the actual cost, fees and expenses incurred in the collection thereof) shall be applied or dealt with by the holders of Notes as follows:

          (i) All such proceeds actually received by the holders of Notes on account of any such damage or destruction shall, unless there is an uncured Event of Default or event which with the passing of time or the giving of notice, or both, would constitute such an Event of Default, be made available for purposes of repairing, replacing, rebuilding or restoring the Mortgaged Property, subject to deposit by the Company with the holders of Notes of the amount in excess of insurance proceeds necessary to effect the restoration.

          (ii) The holders of the Notes shall permit the application of the net proceeds to payment of the costs of repair, replacement, rebuilding or restoration upon request made by the Company to the holders of Notes no more often than monthly accompanied by lien waivers through the last previous request. If the net proceeds are not sufficient to pay such costs in full, the Company will nonetheless complete the same and will pay the portion of the cost thereof in excess of the amount of the net proceeds. So long as there is no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute such an Event of Default, any balance of net proceeds remaining after payment of all costs of any repair, rebuilding, replacement or restoration shall be remitted to the Company within 5 days after evidence is given by the Company to the holders of the Notes of complete and full payment of such costs.

     (d) Prepayment in the Event the Mortgaged Property is Not Restored. In case all or any part of the Mortgaged Property is destroyed or damaged (A) so as to render such property, in the reasonable judgment of the holders of Notes, incapable of being repaired, replaced, rebuilt or restored for purposes of normal operation of the Company's business on the property within six months after its damage or destruction, or (B) to such an extent that the Company determines that it is uneconomic to repair, replace, rebuild or restore; then in either such event the Company shall have no obligation to repair, replace, rebuild or restore the Mortgaged Property and no right to have the net proceeds of the insurance claim applied to such repair, replacement, rebuilding or restoration, and whether or not the net proceeds of any applicable insurance claim are sufficient for such purpose, the Company shall, on the first interest payment date occurring at least 30 days after such damage or destruction, in addition to making the regular payment on the Notes due on such date, prepay the Notes, without premium, in an amount equal to the then unpaid principal amount of the Notes, plus accrued interest thereon. Any such prepayment shall be applied on the last maturing required installment or installments of principal in inverse order of their maturity. The net proceeds of any insurance claim shall be applied to any such prepayment. So long as there is no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute such an Event of Default, any insurance proceeds remaining after prepayment pursuant to this paragraph 9(d) shall be remitted by the holder of the Note to the Company within five days after such prepayment.

     10.  Taking of Mortgaged Property.

     (a) Notice; Assignment of Awards. In case of a taking as a result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain of all or any part of the Mortgaged Property, or the commencement of any proceedings or negotiations that might result in any such taking, the Company will promptly give written notice thereof to the holders of Notes, generally describing the nature and extent of such taking or the nature of such proceedings or negotiations and the nature and extent of the taking that might result therefrom, as the case may be. The Company hereby irrevocably assigns, transfers and sets over to the holders of Notes all its rights to any award or payment on account of any taking of the Mortgaged Property (excluding any award for relocation expenses). The Company will in good faith and with due diligence file and prosecute what would otherwise be its claims for any such award or payment and cause the same to be collected and paid over to the holders of Notes, and irrevocably authorizes and empowers the holders of Notes, in the name of the Company, to collect and to receipt for any such award or payment and, in the event the Company fails so to act or is otherwise in default hereunder, to file and prosecute such claim. The Company will pay all costs, fees and expenses reasonably incurred by the holders of the Notes in connection with any taking and seeking and obtaining any award or payment on account thereof.

     (b) Restoration. Except as provided in paragraph 10(d) hereof, in case of a taking of the Mortgaged Property, the Company will, whether or not the awards or payments, if any, on account of such taking shall be sufficient for the purpose, at the Company's expense, promptly commence and complete restoration of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such taking, except to the extent made impossible or in the reasonable judgment of the Company uneconomical by any reduction in area caused by such taking, provided that in case of a taking for temporary use the Company shall not be required to effect restoration until such taking is terminated.

     (c) Application of Awards in the Event of Restoration. Except as otherwise provided in paragraph 10(d) hereof, all awards and payments received by or payable to the holders of Notes on account of a taking of all or any part of the Mortgaged Property (less the actual costs, fees and expenses incurred in the collection thereof) shall be applied to pay the cost of restoring of the portion of the Mortgaged Property remaining after such taking, such application to be effected substantially in the same manner and subject to the same conditions as provided in paragraph 9(c)(ii) hereof with respect to insurance proceeds.

     (d) Prepayment in the Event the Mortgaged Property is Not Restored. In the event a parcel of Mortgaged Property is not restored pursuant to paragraph 10(b) hereof the Company shall prepay the Notes, such prepayment to be effected substantially in the same manner and subject to the same conditions as provided in paragraph 9(d) hereof with respect to prepayment in the event of destruction or damage of the Mortgaged Property. The net proceeds of any awards or payments shall be applied to any such prepayment. So long as there is no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute such an Event of Default, any proceeds remaining after prepayment pursuant to this paragraph 10(d) shall be remitted by the holder of the Note to the Company within five days after such prepayment.

     11. Payments on and Registration and Transfer of Notes. The Company agrees that it will make payment of the principal of, premium, if any and interest on the Notes by wire transfer of immediately available federal funds with sufficient information to identify the source and application of funds to the Purchaser in accordance with the wire transfer instructions set forth in Appendix I hereto, or to such other accounts or in such other manner as may from time to time be designated by the holder of a Note, without presentment of the Notes and without the rendering of any bills therefor. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes (the "Note Register"). Upon surrender of any Note for transfer at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee a new Note in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered.
When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing. The Company may treat the person in whose name the Note is registered on the Note Register as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes and the Company shall not be affected by notice to the contrary.

     12. Expenses. The Company agrees, whether or not the purchase of the Notes herein contemplated shall be consummated, to pay and save the Purchaser harmless against liability for the payment of all out-of-pocket expenses arising in connection with this transaction including any documentary stamp taxes (and including interest and penalties, if any), which may be determined to be due and payable with respect to the execution and delivery of the Notes, and the reasonable fees and expenses of counsel to the Purchaser. The Company also agrees to pay, and to save the Purchaser harmless against liability for the payment of, the reasonable fees and expenses of counsel to the Purchaser in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement, the Notes or the Deed of Trust. In addition, the Company agrees to pay, and to save the holders of the Notes harmless against, all brokerage or finders fees incurred in the transaction contemplated by this Agreement.

     13.  Delivery of Documents; Pro Rata Payments; Amendments and Consents.

     (a) Delivery of Documents. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchaser or the holders of Notes by any provision hereof shall also be delivered to each holder of a Note whose address has been provided to the Company, except that financial statements and other documents provided for in paragraphs 4(e) and 4(f) need not be delivered to any holder, other than the Purchaser, holding less than 10% of the aggregate principal amount of Notes from time to time outstanding.

     (b) Pro Rata Payments. All interest payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

     (c) Amendments and Consents. The registered holder or holders of more than fifty percent (50%) of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this Agreement, and any consent, notice, request or demand required or permitted to be given by the Purchaser or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of more than fifty (50%) of the unpaid principal amount of Notes at the time outstanding except that, without the written consent of the holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or alter the rate of interest or any premium payable with respect to any Note, or affect the amount or timing of any required payments or prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

     14. Investment Purpose. The Purchaser represents that the acquisition of the Notes by it will be for investment and not with a view to resale in connection with any distribution thereof, it being understood, however, that the disposition of the property of the Purchaser shall at all times be within its control.

     15. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

     "Applicable Percentage" shall mean (i) 55% at all times after the date of this Agreement until the Company shall have completed a public offering of its capital stock, and (ii) 50% at all times thereafter.

     "Capital Expenditure" means an expenditure by the Company or any Subsidiary for the lease, purchase or other acquisition of any capital asset; provided that with respect to the lease of any capital asset (whether pursuant to a capitalized lease or an operating lease), the principal amount thereof shall be the fair market value of the capital asset so leased.

     "Capital Expenditure Annual Limit" means $41,000,000 for the fiscal year ending September 1, 1995, $19,000,000 for the fiscal year ending August 30, 1996, $20,000,000 for the fiscal year ending August 29, 1997, and $10,000,000 for each fiscal year thereafter.

     "Capital Expenditure Cumulative Limit" means, during the period commencing on August 28, 1993 and ending on the date of determination, cumulative (A) Net Income (or loss), plus (B) Non-Cash Charges, plus (C) Term Debt Proceeds, plus
(D) Net Equity Proceeds, less (E) scheduled principal payments on Funded Debt, less (F) non-scheduled prepayments on Funded Debt, in each case of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Capitalized Lease Obligations" shall mean lease payment obligations under leases that are required to be capitalized under generally accepted accounting principles.

     "Cash Flow Available for Fixed Charges" means, with respect to the applicable period of computation, (i) Net Income of the Company and its Subsidiaries, plus (ii) Interest Expense of the Company and its Subsidiaries, plus (iii) Non-Cash Charges of the Company and its Subsidiaries, plus (iv) Term Debt Proceeds of the Company and its Subsidiaries, plus (v) Net Equity Proceeds of the Company and its Subsidiaries, less (vi) cash expenditures by the Company and its Subsidiaries for the purchase of capital assets and less (vii) cash expenditures by the Company and its Subsidiaries with respect to the principal portion of any Capitalized Lease Obligation, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Cash Flow Available for Interest and Rent" of a Person shall mean, with respect to the applicable period of computation, such Person's Pre-Tax Earnings, plus Interest Expense, plus Rent Expense.

     "Closing Date" shall have the meaning set forth in paragraph 1(a).

     "Company" shall have the meaning set forth in the preamble.

     "Consolidated Debt" shall mean all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to the applicable period of computation, the ratio of the consolidated Cash Flow Available for Fixed Charges of the Company and its Subsidiaries to the consolidated Debt Service of the Company and its Subsidiaries.

     "Consolidated Interest and Rent Coverage Ratio" shall mean, with respect to the applicable period of determination, the ratio of (i) the Cash Flow Available for Interest and Rent of the Company and its Subsidiaries to (ii) the sum of Interest Expense and Rent Expense of the Company and its Subsidiaries.

     "Consolidated Tangible Net Worth" shall mean the aggregate amount of stockholders' equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e), less the purchase price of acquired businesses in excess of the fair market value of tangible net assets, other items of goodwill, patents, trademarks, trade names, copyrights, organization expense, treasury stock, unamortized debt discount and expense, any write-up of the value of any assets and other like intangibles, or any securities or Debt of the Company or any Subsidiary or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against Federal income tax liabilities which (in the aggregate) exceed $1,000,000, all determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in paragraph 3(e).

     "Debt" of any Person shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, (ii) the face amount of all letters of credit issued for the account of any person and, without duplication all drafts thereunder, (iii) any indebtedness for borrowed money or the deferred purchase price of property or services secured by a lien on any property of any Person, whether or not such indebtedness has been assumed, and (iv) guaranties or other contingent obligations for any indebtedness described in clauses (i) through (iii).

     "Debt Service" means, with respect to the applicable period of computation, the aggregate of (i) all scheduled payments of principal on all Funded Debt,
(ii) Interest Expense, and (iii) all scheduled payments of rent under Capitalized Lease Obligations (determined in accordance with generally accepted accounting principles).

     "Deed of Trust" shall have the meaning set forth in paragraph 1(c).

     "Dividends" shall mean any payment in cash, property or other assets upon or in respect of any shares of any class of capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing, or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect of any such shares of stock; excluding, however, any distribution which may be payable solely in common stock of the corporation making the distribution.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, would be deemed to be a single employer within the meaning of Section 4001(b)(1) of ERISA.

     "Event of Default" shall have the meaning set forth in paragraph 7.

     "Funded Debt" shall mean any obligation for borrowed money or for the acquisition of property or any obligation evidenced by a promissory note or similar instrument, payable more than one year from the date of its creation (or which is renewable at the option of the obligor to a date more than one year from the date of its creation), including the current portion thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, including but not limited to the Notes and any Capitalized Lease Obligations. Notwithstanding the foregoing sentence, the term "Funded Debt" shall in any event include any obligation incurred under a revolving credit facility or similar arrangement, whether or not payable on a date (or renewable to a date) more than one year from the date of its creation.

     "Interest Expense" shall mean, for any period, the total gross interest expense during such period, and shall in any event include, without limitation,
(i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, (iv) the portion of any Capitalized Lease Obligation allocable to interest expense.

     "Margin Stock" shall have the meaning ascribed to that term in Section 207.2(i) of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve Board.

     "Mortgaged Property" shall have the meaning set forth in paragraph 1(c).

     "Net Equity Proceeds" shall mean the net cash proceeds actually received by the Company from the sale of additional common or preferred stock in the Company on or after November 24, 1993, including cash received from the exercise of stock options.

     "Net Income" of any person shall mean, with respect to the applicable period of computation, such person's after tax Net Income determined in accordance with generally accepted accounting principles, excluding any extraordinary or non-recurring items.

     "Non-Cash Charges" shall mean depreciation, amortization, deferred taxes and other non-cash charges which have the effect of reducing the Pre-Tax Earnings or Net Income, as the case may be, all as determined in accordance with generally accepted accounting principles.

     "Norwest Bank Agreement" shall mean that certain Amended and Restated Credit and Security Agreement dated as of November 24, 1993, among the Company, as borrower, Norwest Bank Minnesota, National Association and Harris Trust and Savings Bank, as lenders, and Norwest Bank Minnesota, National Association, as agent, as amended by the First Amendment dated as of December 2, 1993, the Second Amendment dated as of May 12, 1994, and the Third Amendment dated as of January 24, 1995.

     "Note Register" shall have the meaning set forth in paragraph 8.

     "Note" or "Notes" shall have the meaning set forth in paragraph 1(a).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan within the meaning of
Section 3(2) of ERISA.

     "Pre-Tax Earnings" of a Person means, with respect to any applicable period of computation, such Person's Net Income, plus any income taxes and extraordinary or non-cash losses paid or incurred by such Person, less any extraordinary or non-cash gains claimed or earned by such Person, all as determined in accordance with generally accepted accounting principles.

     "Purchase Money Obligations" shall mean Debt incurred in connection with the acquisition of machinery and equipment, which Debt is secured by conditional sales contracts, title retention agreements and other purchase money security interests.

     "Purchaser" shall have the meaning set forth in the preamble.

     "Rent Expense" mean, with respect to the applicable period of computation, all scheduled payments of rent under operating leases.

     "Subsidiary" or "Subsidiaries" shall mean the corporations listed on Exhibit D hereto, and any other corporation or corporations more than 50% of the outstanding capital stock of every class of which is hereafter owned, directly or indirectly, by the Company.

     "Term Debt Proceeds" means all proceeds obtained by the Company from (i) term advances under that certain Amended and Restated Credit and Security Agreement dated as of November 24, 1993 between the Company and Norwest Bank Minnesota, National Association and Harris Trust and Savings Bank, or (ii) other term indebtedness permitted pursuant to paragraph 5(a).

     "Total Capitalization" shall mean as of the date of any determination thereof, the sum of (i) the aggregate principal amount of all outstanding Funded Debt of the Company and its Subsidiaries, plus (ii) Consolidated Tangible Net Worth.

     "Treasury Yield Percentage" shall mean the yield, as reported by Bloomberg Financial Markets, determined as of 10:00 a.m. Minneapolis, Minnesota time on the second Business Day prior to the date fixed for prepayment, of those actively traded "On The Run" United States Treasury securities having a then-remaining maturity equal to the then-remaining maturity of an actively traded "On The Run" United States Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields, as reported by Bloomberg Financial Markets, of actively traded "On The Run" Treasury securities having then-remaining maturities closest to the remaining average life of the Notes. If such market data for any reason ceases to be available through Bloomberg Financial Markets, the holders of the Notes may, in their reasonable discretion, select any other publicly available source of similar market data. For purposes hereof, "On The Run" United States Treasury securities refers to those United States Treasury securities which are most recently auctioned as of the date in question.

     16. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes.

     17. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     18. Notices. All communications provided for hereunder shall be sent by first class mail and, if to the Purchasers, addressed to the Purchasers at the notice address listed on Appendix I hereto, and if to the Company, addressed to Sheldahl, Inc., 1150 Sheldahl Road, Northfield, MN 55057, attention Chief Financial Officer or to such other address with respect to any party as such shall notify the other parties in writing.

     19. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Minnesota, and shall be construed and enforced in accordance with the laws of such State.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     21. Captions. The captions in this Agreement are for convenience only and shall not be considered in the interpretation of any of the provisions hereof.

     If the Purchasers are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned. Upon acceptance by all the Purchasers, this letter shall become a binding agreement between the Purchasers and the undersigned.


                    Very truly yours,

                    SHELDAHL, INC.

                              By  /s/ John McManus
                                 ------------------------
                               Its Vice President Finance


The foregoing Agreement is accepted
as of the date first above written

NORTHERN LIFE INSURANCE COMPANY


By  /s/ Frank P. Pintens
   ----------------------
  Its Assistant Treasurer